UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2009 (April 1, 2009)

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of April 1, 2009, Healthways, Inc. (the “Company”) and its wholly owned subsidiary, American Healthways Services, Inc. (“AHSI”), entered into a settlement agreement (the “Agreement”) with the United States of America, acting through the United States Department of Justice and on behalf of the Department of Health and Human Services (collectively, the “United States”), and a former employee in connection with the settlement of a qui tam lawsuit filed in 1994 by the former employee on behalf of the United States government related to the Company’s former Diabetes Treatment Center of America business.

Consistent with the previous approval of the settlement by the Company’s Board of Directors (reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2009), the Company has agreed pursuant to the Agreement to pay $28 million to the United States in settlement of the foregoing litigation within seven business days of the effective date of the Agreement. In consideration for such payment, the parties to the Agreement have agreed to release the Company and its affiliates, including AHSI, with respect to the claims alleged in the lawsuit as set forth in the Agreement. As previously disclosed, in addition to the amounts payable by the Company pursuant to the Agreement, the Company has incurred a charge in the first quarter of 2009 of an additional $12 million for other costs and fees related to the settlement, including the estimated legal costs and expenses of the plaintiff’s attorneys.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Settlement Agreement dated April 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
SVP and Chief Accounting Officer

Date: April 2, 2009

EXHIBIT INDEX

Exhibit 10.1	Settlement Agreement dated April 1, 2009